                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                ----------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 1999


                        CORPORATE OFFICE PROPERTIES TRUST
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                Maryland                             0-20047                            23-2947217
                --------                             -------                            ----------
     (State or other jurisdiction of               (Commission                        (IRS Employer
             incorporation)                        File Number)                   Identification Number)


                           401 City Avenue, Suite 615
                              Bala Cynwyd, PA 19004
                              ---------------------
                    (Address of principal executive offices)


                                 (610) 538-1800
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

COMMONS CORPORATE PORTFOLIO

         On April 28, 1999, Corporate Office Properties Trust (the "Company"), through affiliates of Corporate Office Properties, L.P. (the "Operating Partnership"), acquired eight office buildings and a contiguous parcel of developed land located in Hanover, Maryland (the "Commons Corporate Portfolio").

          The Commons Corporate Portfolio was acquired at an aggregate price of $25.9 million, including transaction costs. The purchase price was determined through arms-length negotiation with the sellers, Copley Investors L.P. and M.O.R. Commons L.P. The Company paid the purchase price and transaction costs using $24.8 million in borrowings under its existing secured revolving credit facility with Bankers Trust Company and cash reserves for the balance.

         The Commons Corporate Portfolio is located in the Commons Corporate Business Park in Hanover, Maryland. The office buildings comprising this portfolio total approximately 250,000 square feet. The following schedule sets forth certain information relating to each of the buildings as of April 30, 1999:

                  COMMONS CORPORATE PORTFOLIO OFFICE BUILDINGS

                                                                   Percentage of
                                         Percentage                Total Rental   Total Rental
                                        Occupied as of  Total       Revenue of    Revenue        Major
Property         Year Built/  Rentable    April 30,     Rental      Occupied Sq.  per Occupied   Tenants (10% of more of
Locations        Renovated    Sq. Ft.      1999 (1)     Revenue (2) Ft. (3)       Sq. Ft. (4)    Rentable Square Feet)
-----------------------------------------------------------------------------------------------------------------------

1331 Ashton Road      1989     29,936      100.00%   $  377,602       10%       $  12.61      Booz.Allen Hamilton (71%);
                                                                                              Aerosol Monitoring (29%)
1334 Ashton Road      1989     37,631       96.60%      559,065       14%          15.38      Science Applications (62%);
                                                                                              Merrill Corporation (28%)
1340 Ashton Road      1989     46,400      100.00%      586,999       15%          12.65      Lockheed Martin (100%)

1341 Ashton Road      1989     15,825      100.00%      156,344        4%           9.88      Supertots Childcare (71%);
                                                                                              Preston Trucking, Inc. (29%)

1343 Ashton Road      1989      9,962      100.00%      121,829        3%          12.23      Meridian Sciences (100%)

1344 Ashton Road      1989     16,865      100.00%      321,376        8%          19.06      Titan Systems (28%); Student Travel
                                                                                              Services (23%); AMP Corporation (16%);
                                                                                              Dazer / MD Corporation (14%); Citizens
                                                                                              National Bank (12%)

7467 Ridge Road       1990     73,773      100.00%    1,522,766       40%          20.64      Travelers Casualty and Surety (55%);
                                                                                              Pepsi-Cola (17%)
1350 Dorsey Road      1989     19,706       83.41%      243,045        6%          14.79      Aerotek, Inc. (28%); Noodles, Inc.
                                                                                              (15%);Hunan Pagoda (15%); Electronic
                                                                                              System (13%)
                              ---------              --------------------------



Total/Average                 250,098       98.18%   $3,889,026      100%       $ 15.84
                              ---------              --------------------------
                              ---------              --------------------------

(1) The percentage is based on all leases in effect as of April 30, 1999.
(2) Total rental revenue is the monthly contractual base rent as of April 30,1999 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.
(3) This percentage is based on the property's rental revenue to the total rental revenue of the Commons Corporate Portfolio office buildings.
(4) This represents the property's total rental revenue divided by the respective property's occupied square feet as of April 30, 1999.

         The following schedule sets forth annual lease expirations for the Commons Corporate Portfolio office buildings assuming that none of the tenants exercise renewal options:

                  COMMONS CORPORATE PORTFOLIO OFFICE BUILDINGS
                          SCHEDULE OF LEASE EXPIRATIONS


                                                                                                          Total Rental
                                                                                                          Revenue of
                  Number of     Square Footage   Percentage of   Total Rental        Percentage of        Expiring Leases
Year of             Leases      of Leases        Total Leased    Revenue of          Total Rental         Per Rentable
Expiration         Expiring     Expiring         Square Feet     Expiring Leases(1)  Revenue Expiring(1)  Square Foot(1)
-------------------------------------------------------------------------------------------------------------------------

May 1, 1999 -
December 31,
      1999             6          10,887           4%              $ 164,588              4%                 $  15.12

      2000            10          94,661          39%              1,800,111             46%                    19.02

      2001             6          62,409          25%                844,294             22%                    13.53

      2002             5          20,170           8%                301,295              8%                    14.94

      2003             4          24,144          10%                302,213              8%                    12.52

      2004             1          21,331           9%                278,796              7%                    13.07

      2005             0               -           0%                      -              0%                        -

      2006             0               -           0%                      -              0%                        -

      2007             1           9,962           4%                121,829              3%                        -

      2008             1           1,987           1%                 75,900              2%                    38.20

                 ---------------------------------------------------------------------------------------
                      34         245,551         100%           $  3,889,026            100%                 $  15.84
                 ---------------------------------------------------------------------------------------
                 ---------------------------------------------------------------------------------------


(1) Total rental revenue is the monthly contractual base rent as of April 30, 1999 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

UNITED PROPERTIES GROUP

         The Company, through affiliates of the Operating Partnership, is negotiating a contract with United Properties Group ("UPG") under which the Company would sell a 104,000 square foot office property located in Baltimore, Maryland ("Brown's Wharf") and assign its rights under a contract to acquire two office buildings in Timonium, Maryland totaling 230,000 square feet (the "Timonium Properties") for total consideration of approximately $11.9 million. After acquiring Brown's Wharf and the Timonium Properties, UPG would have the right to transfer Brown's Wharf and the Timonium Properties back to the Company for total consideration of approximately $40.5 million on or before March 31, 2000. The Company would pay up to $25.0 million (but in no event less than $23.9 million) of the acquisition price in Preferred Units (the "Preferred Units") in the Operating Partnership and the balance in cash or debt assumption. The Company would also issue to UPG ten-year detachable warrants exercisable for an additional number of Common Units in the Operating Partnership to be determined based upon the share price of the Company's Common Shares over the first five years following the acquisition.

         The Preferred Units will be entitled to a 9% priority annual return for the first ten years following issuance, 10.5% for the five following years and 12% thereafter. The Preferred Units are convertible, subject to certain restrictions, commencing one year after their issuance into Common Units in the Operating Partnership on the basis of 2.381 Common Units for each Preferred Unit, plus any accrued return. The Common Units are exchangeable for Common Shares, subject to certain conditions. The Preferred Units also carry a liquidation preference of $25.00 per unit, plus any accrued return, and may be redeemed for cash by the Operating Partnership at any time after the tenth anniversary of their issuance.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired or to be Acquired

                  The financial statements of the Commons Corporate Properties and the Timonium Properties are included herein. See pages F-17 through F-26.

         (b)      Pro Forma Financial Information

                  The pro forma condensed consolidating financial statements of the Company are included herein. See pages F-5 through F-16.

         (c)      Exhibits

Exhibit Number       Description
--------------       -----------

2.1.1                Purchase and Sale Agreement, dated February 26, 1999, between Copley
                     Investors L.P., M.O.R. Commons L.P. and Corporate Acquisitions, Inc.

2.1.2                Amendment to Purchase and Sale Agreement, dated March 29, 1999, between
                     Copley Investors L.P., M.O.R. Commons L.P. and Corporate Acquisitions, Inc.

2.1.3                Third Amendment to Purchase and Sale Agreement
                     (Post-Closing Agreement), dated April 28,
                     1999, between Copley Investors L.P., Corporate
                     Office Properties, L.P., COPT Commons LLC and
                     Anchor Title Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 1999

                                               CORPORATE OFFICE PROPERTIES TRUST


                                               By: /s/ Randall M. Griffin
                                                   ----------------------
                                               Name:    Randall M. Griffin
                                               Title:   President and Chief
                                                        Operating Officer


                                               By: /s/ Roger A. Waesche, Jr.
                                                   -------------------------
                                               Name:    Roger A. Waesche, Jr.
                                               Title:    Chief Financial Officer

                        CORPORATE OFFICE PROPERTIES TRUST
                          INDEX TO FINANCIAL STATEMENTS


I.   PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF THE COMPANY

         Pro Forma Condensed Consolidating Balance Sheet
         as of March 31, 1999 (unaudited)                                                            F-5

         Pro Forma Condensed Consolidating Statement of Operations for the Year
         Ended December 31, 1998 (unaudited)                                                         F-6

         Pro Forma Condensed Consolidating Statement of Operations for the
         Three Month Period Ended March 31, 1999 (unaudited)                                         F-7

         Notes and Management's Assumptions to Pro Forma Condensed
         Consolidating Financial Information                                                         F-8


II.  COMMONS CORPORATE  PROPERTIES

         Report of Independent Accountants                                                          F-17

         Combined Statement of Revenue and Certain Expenses
         for the Year Ended December 31, 1998                                                       F-18

         Notes to Combined Statement of Revenue and Certain Expenses                                F-19

         Combined Statement of Revenue and Certain Expenses for the Three
         Month Period Ended March 31, 1999 (unaudited)                                              F-21

III.  TIMONIUM  PROPERTIES

         Report of Independent Accountants                                                          F-22

         Combined Statement of Revenue and Certain Expenses
         for the Year Ended December 31, 1998                                                       F-23

         Notes to Combined Statement of Revenue and Certain Expenses                                F-24

         Combined Statement of Revenue and Certain Expenses for the Three
         Month Period Ended March 31, 1999 (unaudited)                                              F-26

                        CORPORATE OFFICE PROPERTIES TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed consolidating balance sheet of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the "Operating Partnership") as of March 31, 1999, and the unaudited pro forma condensed consolidating statements of operations for the year ended December 31, 1998 and the three month period ended March 31, 1999, of the Company (as defined below). Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the "Company."

The pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on the earlier of the actual date of consummation or March 31, 1999, for balance sheet purposes, and at January 1, 1998, for purposes of the statements of operations:

1998 TRANSACTIONS:
- The consummation of a public offering (the "Offering") on April 27, 1998, in which the Company issued 7,500,000 Common Shares at $10.50 per share and contributed all of the net proceeds to the Operating Partnership in exchange for 7,500,000 Common Units.

- The acquisition of nine multistory office buildings and three office/flex buildings (the "Airport Square Properties") on April 30, 1998 using cash made available from the Offering.

- The acquisition of two office properties (the "Fairfield Properties") on May 28, 1998.

- The closing of a $100 million, two-year secured revolving credit facility (the "Revolving Credit Facility") on May 28, 1998, and the borrowing of $23,750,000 under the Revolving Credit Facility to pay a portion of the consideration for the Fairfield Properties.

- The acquisition by the Company on September 28, 1998, from various parties (collectively, "Constellation") of interests in (i) 10 office and 2 retail properties (the "Constellation Properties"); (ii) a 75% ownership interest in a real estate management services entity; and
         (iii) certain equipment, furniture and other assets related to management operations ((ii) and (iii) collectively, the "Constellation Service Companies") for: (a) issuance by the Company of 865,566 non-voting Series A Convertible Preferred Shares of Beneficial Interest, $0.01 par value, $25.00 liquidation preference ("Preferred Shares") and 6,182,634 Common Shares; (b) the assumption of debt aggregating $58,085,000 (net of $1,475,000 in debt repaid at settlement); (c) utilization of loan proceeds from the Revolving Credit Facility of $2,100,000, and (d) the payment of $2,485,000 in cash (including $1,475,000 of debt repaid at settlement). The foregoing is referred to herein as the "Constellation Transaction."

- The acquisition by the Company from Constellation of an interest in a newly-constructed office building (the "Woodlands One Property") on October 22, 1998, for: (a) issuance by the Company of 72,509 Preferred Shares and 517,923 Common Shares; (b) the assumption of debt aggregating $9,533,000; and (c) the payment of $1,144,000 in cash.

- The acquisition of an interest in an office property on October 13, 1998 (the "Riverwood Property"), for: (a) issuance by the Company of 148,381 Common Units; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $18,798,000.

- The closing of an $85,000,000, ten-year nonrecourse loan (the "TIAA Loan") on October 22, 1998, the borrowing of $76,200,000 under this loan on October 22, 1998, and the borrowing of $8,800,000 under this loan on December 30, 1998.

- The acquisition of six office buildings and two office/flex buildings on October 30, 1998, (the "Centerpoint Properties") for: (a) the payment of $700,000 in cash; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $31,000,000.

- The acquisition of interests in entities which own two office properties currently under construction from Constellation (the "Constellation Construction Properties") on November 13, 1998, for: (a) the assumption of debt aggregating $2,000,000; and (b) the utilization of loan proceeds from the Revolving Credit Facility of $5,200,000.

- The acquisition by the Company from Constellation of a newly-constructed office building ("NBP 135") (NBP 135, the Woodlands One Property and the Constellation Construction Properties are collectively referred to herein as the "Additional Constellation Properties") on December 30, 1998, for: (a) issuance by the Company of 46,233 Preferred Shares and 330,236 Common Shares; (b) the assumption of debt aggregating $7,125,000; and (c) the payment of $652,000 in cash.

- The acquisition of three office buildings (the "Gateway Properties") and a contiguous parcel of developed land (the "Gateway Land") (collectively, the "Gateway Acquisitions") on December 31, 1998, using loan proceeds from the Revolving Credit Facility of $19,100,000.

- The contribution by the Company of all the assets acquired in the Constellation Transaction, including the Woodlands One Property and NBP 135, to the Operating Partnership in exchange for 7,030,793 Common Units and 984,308 preferred partnership units ("Preferred Units" or "Preferred 1998 Units").

The above transactions are collectively referred to herein as the "1998 Transactions."

1999 TRANSACTIONS:
- The disposition of one retail property (the "Maryland Retail Property") on January 22, 1999 for $18,900,000.

- The acquisition of an office building (the "Airport XXI Property") on February 23, 1999, using loan proceeds from the Revolving Credit Facility of $6,650,000 and cash payments of $101,000.

- The disposition of four retail properties (the "Midwest Retail Properties") for a total of $16,403,000. These property sales occurred on February 26, 1999, March 9, 1999 and May 4, 1999.

- The acquisition of all of the ownership interests in Glacier Realty LLC (the "Glacier Acquisition") on March 19, 1999 in exchange for the issuance of 200,000 Common Units in the Operating Partnership.

- The acquisition of two office buildings (the "Parkway Crossing Properties") on April 16, 1999, for: (a) the issuance by the Operating Partnership of 326,768 Common Units; (b) the assumption of debt aggregating $4,974,000 (with a fair value of $5,097,000); and (c) the payment of $1,000,000 using loan proceeds from the Revolving Credit Facility.

- The acquisition of eight office buildings and a contiguous parcel of land (the "Commons Corporate Properties") on April 28, 1999, using loan proceeds from the Revolving Credit Facility of $24,750,000 and cash payments of $1,142,000.

- The future acquisition of two office buildings (the "Timonium Properties") for: (a) the issuance by the Operating Partnership of 1,000,000 Preferred Units (bearing a $25.00 per unit liquidation preference and an annual preferred return of 9% for years one through ten) ("Preferred Units" or " Preferred 1999 Units"); and (b) the payment of $3,986,000 using loan proceeds from the Revolving Credit Facility.

This pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company and those of the Airport Square Properties, the Fairfield Properties, the Riverwood Property, the Constellation Properties, the Constellation Service Companies, the Centerpoint Properties, the Gateway Properties, the Commons Corporate Properties and the Timonium Properties. In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made. This pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1999, nor does it purport to represent the future financial position and the results of operations of the Company.

                        Corporate Office Properties Trust
                 Pro Forma Condensed Consolidating Balance Sheet
                              As of March 31, 1999
                                   (Unaudited)
                  (Dollars in thousands, except per share data)


                                                                                            Sale of
                                                               Parkway       Commons        Midwest
                                               Historical     Crossing      Corporate        Retail        Timonium
                                              Consolidated   Properties     Properties    Property in    Properties
                                                  (A)            (B)           (C)        Glendale, WI       (E)
                                                                                              (D)
Assets
    Net investments in real estate             $    528,029    $    9,524    $   25,892     $  (1,605)     $   28,986
    Cash and cash equivalents                         3,615             4        (1,142)          791               -
    Investment in and advances to Service
      Companies                                       4,701             -             -             -               -
    Other assets                                     13,858             -             -           (74)              -
                                               ------------    ----------    ----------     ---------      ----------
            Total assets                       $    550,203    $    9,528    $   24,750     $    (888)     $   28,986
                                               ------------    ----------    ----------     ---------      ----------
                                               ------------    ----------    ----------     ---------      ----------

Liabilities and shareholders' equity
Liabilities
    Mortgage loans payable                     $    290,836    $    6,097    $   24,750     $    (988)     $    3,986
    Other liabilities                                11,752             -             -             -               -
                                               ------------    ----------    ----------     ---------      ----------
            Total liabilities                       302,588         6,097        24,750          (988)          3,986
                                               ------------    ----------    ----------     ---------      ----------
                                                                                                                    -

Minority interests
    Preferred Units                                  52,500             -             -             -          25,000
    Common Units                                     26,422         3,431             -             -               -
                                               ------------    ----------    ----------     ---------      ----------
            Total minority interests                 78,922         3,431             -             -          25,000
                                               ------------    ----------    ----------     ---------      ----------
Shareholders' equity
    Preferred shares of beneficial interest              10             -             -             -               -
    Common shares of beneficial interest                168             -             -             -               -
    Additional paid in capital                      175,532             -             -             -               -
    Accumulated deficit                              (7,017)            -             -           100               -
                                               ------------    ----------    ----------     ---------      ----------
            Total shareholders' equity              168,693             -             -           100               -
                                               ------------    ----------    ----------     ---------      ----------
            Total liabilities and
              shareholders' equity             $    550,203    $    9,528    $   24,750     $    (888)     $   28,986
                                               ------------    ----------    ----------     ---------      ----------
                                               ------------    ----------    ----------     ---------      ----------


                                              Pro Forma
                                             Adjustments    Pro Forma
                                                 (F)      Consolidated

Assets
    Net investments in real estate              $       -    $  590,826
    Cash and cash equivalents                           -         3,268
    Investment in and advances to Service
      Companies                                         -         4,701
    Other assets                                        -        13,784
                                                ---------    ----------
            Total assets                        $       -    $  612,579
                                                ---------    ----------
                                                ---------    ----------
Liabilities and shareholders' equity
Liabilities
    Mortgage loans payable                      $       -    $  324,681
    Other liabilities                                   -        11,752
                                                ---------    ----------
            Total liabilities                                   336,433
                                                ---------    ----------

Minority interests
    Preferred Units                                     -        77,500
    Common Units                                     (399)       29,454
                                                ---------    ----------
            Total minority interests                 (399)      106,954
                                                ---------    ----------
Shareholders' equity
    Preferred shares of beneficial interest             -            10
    Common shares of beneficial interest                -           168
    Additional paid in capital                        399       175,931
    Accumulated deficit                                 -        (6,917)
                                                ---------    ----------
            Total shareholders' equity                399       169,192
                                                ---------    ----------
            Total liabilities and
              shareholders' equity              $       -    $  612,579
                                                ---------    ----------
                                                ---------    ----------


See accompanying notes and management's assumptions to pro forma financial statements.

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                  (Dollars in thousands, except per share data)



                                                                                                          Maryland
                                                                                                         Retail and
                                                                              Parkway       Commons       Midwest
                                    Historical       1998     Airport XXI    Crossing      Corporate       Retail      Timonium
                                   Consolidated  Transactions   Property    Properties     Properties    Properties   Properties
                                       (A)            (B)          (C)          (D)            (E)           (F)         (G)
Revenues:
    Base rents                      $   35,676     $   23,768    $      996    $   1,159    $    3,382    $  (3,107)    $   4,192
    Tenant reimbursements and other      4,538          3,474            24            -           273         (500)          104
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
        Total revenues                  40,214         27,242         1,020        1,159         3,655       (3,607)        4,296
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
Expenses:
    Property operating                   9,632          9,350           312          399           843         (461)        1,176
    General and administrative           1,890             46             -            -             -            -             -
    Interest                            12,207              -             -            -             -            -             -
    Depreciation and amortization        6,708              -             -            -             -            -             -
    Reformation costs                      637              -             -            -             -            -             -
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
        Total expenses                  31,074          9,396           312          399           843         (461)        1,176
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
Equity in income (loss) of
      Service Companies                    139          (293)             -            -             -            -             -
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
Income (loss) before minority
interests                                9,279         17,553           708          760         2,812       (3,146)        3,120
Minority interests
    Preferred Units                     (3,412)             -             -            -             -            -             -
    Common Units                        (1,171)             -             -            -             -            -             -
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
Net income (loss)                        4,696         17,553           708          760         2,812       (3,146)        3,120

Preferred share distributions             (327)             -             -            -             -            -             -
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
Net income (loss) available to
Common  Shareholders                $    4,369     $   17,553    $      708    $     760    $    2,812    $  (3,146)    $   3,120
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------
                                    ----------     ----------    ----------    ---------    ----------    ---------     ---------

Earnings per share:  Basic          $     0.48
                                    ----------
                                    ----------
Earnings per share:  Diluted        $     0.47
                                    ----------
                                    ----------
Weighted average number of
shares:
    Basic                            9,099,000
                                     ---------
                                     ---------
    Diluted                         19,237,000
                                    ----------
                                    ----------


                                    Pro Forma        Pro Forma
                                   Adjustments     Consolidated
Revenues:
    Base rents                     $        -         $  66,066
    Tenant reimbursements and
other                                     150 (H)        8,063
                                   ----------       -----------
        Total revenues                    150           74,129
                                   ----------       -----------
Expenses:
    Property operating                   (250)(I)       21,001
    General and administrative          1,000 (J)        2,936
    Interest                           10,365 (K)       22,572
    Depreciation and amortization       5,620 (L)       12,328
    Reformation costs                    (637)(M)            -
                                    ---------       ----------
        Total expenses                 16,098           58,837
                                   ----------       ----------
Equity in income (loss) of
      Service Companies                     -             (154)
                                   ----------       ----------
Income (loss) before minority         (15,948)          15,138
interests
Minority interests
    Preferred Units                    (2,250)(N)       (5,662)
    Common Units                         (287)(N)       (1,458)
                                   ----------       ----------
Net income (loss)                     (18,485)           8,018

Preferred share distributions          (1,026)(N)       (1,353)
                                   ----------       ----------
Net income (loss) available to
Common  Shareholders               $  (19,511)      $    6,665
                                   ----------       ----------
                                   ----------       ----------

Earnings per share:  Basic                          $     0.40
                                                    ----------
                                                    ----------
Earnings per share:  Diluted                        $     0.40
                                                    ----------
Weighted average number of                          ----------
shares:
    Basic                                           16,802,000
                                                   -----------
                                                   -----------
    Diluted                                         16,825,000
                                                   -----------
                                                   -----------


See accompanying notes and management's assumptions to pro forma financial statements.

                        Corporate Office Properties Trust
            Pro Forma Condensed Consolidating Statement of Operations
                 For the Three Month Period Ended March 31, 1999
                                   (Unaudited)
                  (Dollars in thousands, except per share data)


                                                                                                          Maryland
                                                                             Parkway        Commons      Retail and
                                               Historical    Airport XXI     Crossing      Corporate      Midwest        Timonium
                                              Consolidated    Property      Properties    Properties       Retail       Properties
                                                  (A)            (C)            (D)           (E)        Properties         (G)
                                                                                                            (F)
Revenues:
    Base rents                                 $     16,179    $      151    $      290     $      904    $    (393)     $    1,041
    Tenant reimbursements and other                   2,344             1             -             78           86              34
                                                 ----------    ----------    ----------     ----------    ---------      ----------
        Total revenues                               18,523           152           290            982         (307)          1,075
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Expenses:
    Property operating                                5,003            47           100            228          (42)            307
    General and administrative                          889             -             -              -             -              -
    Interest                                          5,193             -             -              -             -              -
    Depreciation and amortization                     3,017             -             -              -             -              -
                                                 ----------    ----------    ----------     ----------    ---------      ----------
        Total expenses                               14,102            47           100            228          (42)            307
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Equity in income of Service Companies                   181             -             -              -             -              -
Gain on sale of retail properties                       986             -             -              -             -              -
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Income (loss) before minority interests
     and extraordinary item                           5,588           105           190            754         (265)            768
Minority interests
    Preferred Units                                   (853)             -             -              -             -              -
    Common Units                                      (496)             -             -              -             -              -
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Income (loss) before extraordinary item               4,239           105           190            754         (265)            768
Extraordinary item: loss on early
retirement of debt                                    (694)             -             -              -             -              -
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Net income (loss)                                     3,545           105           190            754         (265)            768

Preferred share distributions                         (338)             -             -              -             -              -
                                                 ----------    ----------    ----------     ----------    ---------      ----------
Net income (loss) available to Common
 Shareholders                                    $    3,207    $      105    $      190     $      754    $    (265)     $      768
                                                 ----------    ----------    ----------     ----------    ---------      ----------
                                                 ----------    ----------    ----------     ----------    ---------      ----------

Earnings per share:  Basic                      $      0.19
                                                -----------
                                                -----------
Earnings per share:  Diluted                    $      0.17
                                                -----------
                                                -----------

Weighted average number of shares:
                 Basic                           16,802,000
                                                -----------
                                                -----------
                Diluted                         24,310,000
                                                -----------
                                                -----------


                                                 Pro Forma
                                                Adjustments        Total

Revenues:
    Base rents                                  $       -         $    18,172
    Tenant reimbursements and other                     -               2,543
                                                ---------         -----------
        Total revenues                                  -              20,715
                                                ---------         -----------
Expenses:
    Property operating                               (63) (I)           5,580
    General and administrative                          -                 889
    Interest                                          481 (K)           5,674
    Depreciation and amortization                     267 (L)           3,284
                                                ---------         -----------
       Total expenses                                 685              15,427
                                                ---------         -----------
Equity in income of Service Companies                  -                  181
Gain on sale of retail properties                    (986) (M)              -
                                                ---------         -----------
Income (loss) before minority interests
     and extraordinary item                        (1,671)              5,469
Minority interests
    Preferred Units                                  (563) (N)         (1,416)
    Common Units                                     (154) (N)           (650)
                                                ---------         -----------

Income (loss) before extraordinary item            (2,388)              3,403
Extraordinary item: loss on early
retirement of debt                                    694  (M)              -
                                                ---------          -----------
Net income (loss)                                  (1,694)               3,403

Preferred share distributions                           -               (338)
                                                ---------         -----------
Net income (loss) available to Common
 Shareholders                                   $  (1,694)        $     3,065
                                                ---------         -----------
                                                ---------         -----------


Earnings per share:  Basic                                        $      0.18
                                                                  -----------
                                                                  -----------
Earnings per share:  Diluted                                      $      0.17
                                                                  -----------
                                                                  -----------

Weighted average number of shares:
                 Basic                                             16,802,000
                                                                  -----------
                                                                  -----------
                 Diluted                                           26,683,000
                                                                  -----------
                                                                  -----------




See accompanying notes and management's assumptions to pro forma financial statements.

                        CORPORATE OFFICE PROPERTIES TRUST
                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                        PRO FORMA CONDENSED CONSOLIDATING
                              FINANCIAL INFORMATION
           (Dollars in thousands, except share and per share amounts)


1.       BASIS OF PRESENTATION:

Corporate Office Properties Trust (the "Company") is a self-administered Maryland real estate investment trust. As of March 31, 1999, the Company's portfolio included 54 commercial real estate properties leased for office and retail purposes.

These pro forma condensed consolidating financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the Airport Square Properties, the Fairfield Properties, the Riverwood Property, the Constellation Properties, the Constellation Service Companies, the Centerpoint Properties, the Gateway Properties, the Commons Corporate Properties and the Timonium Properties. In management's opinion, all adjustments necessary to reflect the effects of (i) the 1998 Transactions, (ii) the acquisitions of the Airport XXI Property, the Parkway Crossing Properties and the Commons Corporate Properties; (iii) the future acquisition of the Timonium Properties;
(iv) the disposition of the Maryland Retail Property; (v) the disposition of the Midwest Retail Properties and (vi) the Glacier Acquisition have been made.


2.       ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:


(A) Reflects the historical consolidated balance sheet of the Company as of March 31, 1999.

(B) Reflects the acquisition of the Parkway Crossing Properties from an unrelated party in exchange for: (i) the issuance of 326,768 Common Units at a value of $10.50 per unit ($3,431); (ii) the assumption of debt aggregating $4,974 with a fair value of $5,097 and (iii) the utilization of loan proceeds from the Revolving Credit Facility of $1,000.

(C) Reflects the acquisition of the Commons Corporate Properties in exchange for: (a) the utilization of loan proceeds from the Revolving Credit Facility of $24,750; and (b) cash payments of $1,142.

(D) Reflects the sale of one of the Midwest Retail Properties for $1,900, of which $988 was used to pay off the mortgage loan payable on the property.

(E) Reflects the future acquisition of the Timonium Properties in exchange for: (a) the issuance of 1,000,000 Preferred 1999Units at a value of $25.00 per unit ($25,000); and (b) the utilization of loan proceeds from the Revolving Credit Facility of $3,986.

(F) Reflects the adjustment to minority interests as a result of changes in ownership of the Operating Partnership. On a pro forma basis, the Company holds a total of 15,130,793 Common Units or an 82.3% interest in the Operating Partnership.


                                                        Company         Operating Partnership     Consolidated
                                                      -------------   -------------------------   ------------
       Minority interests
               Common Units                           $           -   $      29,454       17.7%    $      29,454

       Shareholders' equity (1)
               Common Shares                                  7,640         136,944       82.3%          144,584
                                                      -------------   -------------      -----     -------------
                                                      $       7,640   $     166,398      100.0%    $     174,038
                                                      -------------   -------------      -----     -------------
                                                      -------------   -------------      -----     -------------

         (1)  Excluding $24,608 related to the Company's Preferred Shares

3.       ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF
         OPERATIONS:

(A)      Reflects the historical consolidated operations of the Company.

(B) Reflects the effects of the combined historical operations of the 1998 Transactions prior to the actual acquisition date.

For the Year Ended December 31, 1998


                                       Offering,                              Centerpoint    Gateway
                                        Airport                  Riverwood      Office     Acquisition
                                       Square and  Constellation  Property    Properties    Properties
                                       Fairfield   Transaction    through       through      through
                                       Properties      (ii)       10/12/98     10/30/98      12/30/98     Combined
                                          (i)
Revenues
    Base rents                          $    4,984    $  11,706   $    1,514    $    3,192    $   2,372    $  23,768
    Tenant reimbursements and other            220        1,535          560           612          547        3,474
                                        ----------    ---------   ----------    ----------    ---------    ---------
        Total revenues                       5,204       13,241        2,074         3,804        2,919       27,242
                                        ----------    ---------   ----------    ----------    ---------    ---------
Expenses
    Property operating                       1,545        5,228          528         1,153          896        9,350
    General and administrative                  46            -            -             -            -           46
    Interest                                     -            -            -             -            -            -
    Depreciation and amortization                -            -            -             -            -            -
                                        ----------    ---------   ----------    ----------    ---------    ---------
        Total expenses                       1,591        5,228          528         1,153          896        9,396
                                        ----------    ---------   ----------    ----------    ---------    ---------
Equity in loss of Service Companies              -        (293)            -             -            -        (293)
                                        ----------    ---------   ----------    ----------    ---------    ---------
Income before minority interests        $    3,613    $   7,720   $    1,546    $    2,651    $   2,023    $  17,553
                                        ----------    ---------   ----------    ----------    ---------    ---------
                                        ----------    ---------   ----------    ----------    ---------    ---------

(i) Reflects the effects of the combined historical operations of the Airport Square Properties and the Fairfield Properties prior to their acquisitions on April 30, 1998 and May 28, 1998, respectively.


For the Year Ended December 31, 1998


                                                            Airport Square       Fairfield
                                                              Properties        Properties
                                                            through 4/29/98  through 5/27/98
                                                                                                  Combined

Revenues
    Base rents                                                 $     3,371     $    1,613        $    4,984
    Tenant reimbursements and other                                     90            130               220
                                                               -----------     ----------        ----------
              Total revenues                                         3,461          1,743             5,204
                                                               -----------     ----------        ----------
Expenses
    Property operating                                               1,073            472             1,545
    General and administrative                                           8             38                46
    Interest                                                             -              -                 -
    Depreciation and amortization                                        -              -                 -
                                                               -----------     ----------        ----------
              Total expenses                                         1,081            510             1,591
                                                               -----------     ----------        ----------

Income before minority interests                               $     2,380     $    1,233        $    3,613
                                                               -----------     ----------        ----------
                                                               -----------     ----------        ----------


(ii) Reflects the effects of the adjusted combined historical operations of the Constellation Properties and the Constellation Service Companies prior to their acquisition on September 28, 1998. Historical operations for the Additional Constellation Properties are not reflected as those properties were not operational as of September 28, 1998.

For the Year Ended December 31, 1998

                                                                  Constellation
                                                  Constellation      Service
                                                   Properties       Companies           Pro Forma
                                                     through         through          Constellation
                                                     9/27/98         9/27/98           Adjustments          Combined

Revenues
    Base rents                                     $    11,706      $          -     $         -           $   11,706
    Tenant reimbursements and other                      1,535             9,111         (9,111)  (i)           1,535
                                                   -----------      -------------    ----------            ----------
              Total revenues                            13,241             9,111         (9,111)               13,241
                                                   -----------      -------------    ----------            ----------
Expenses
    Property operating                                   5,228                 -               -                5,228
    General and administrative                               -             8,765         (8,765)  (ii)              -
    Interest                                                 -                10            (10)  (iii)             -
    Depreciation and amortization                            -               235           (235)  (iv)              -
                                                   -----------      -------------    ----------            ----------
              Total expenses                             5,228             9,010         (9,010)                5,228
                                                   -----------      -------------    ----------            ----------
Equity in loss of Service Companies                          -                 -           (293)  (v)           (293)
                                                   -----------      -------------    ----------            ----------
Income (loss) before minority interests            $     8,013      $         101    $     (394)           $    7,720
                                                   -----------      -------------    ----------            ----------
                                                   -----------      -------------    ----------            ----------


                                                                                       For the Year
                                                                                          Ended
                                                                                       December 31,
                                                                                           1998

          (i)   Reflects the reclassification of Constellation Service
                Companies' historical revenue to equity in (loss) of
                Service Companies.                                                     $    (9,111)
                                                                                       -----------
                                                                                       -----------

         (ii)   Reflects the reclassification of Constellation Service
                Companies' historical general and administrative expenses
                to equity in (loss) of Service Companies.                              $    (8,765)
                                                                                       -----------
                                                                                       -----------

         (iii)  Reflects the reclassification of Constellation Service
                Companies' historical interest expense to equity in
                (loss) of Service Companies.                                           $       (10)
                                                                                       -----------
                                                                                       -----------

         (iv)   Reflects the reclassification of Constellation Service
                Companies' historical depreciation and amortization to
                equity in (loss) of Service Companies.                                 $      (235)
                                                                                       -----------
                                                                                       -----------
         (v)    Reflects the net change in equity in income (loss) of
                    Service Companies as follows:
                  - Reclassification of Constellation Service Companies'
                    historical income and expenses                                  $          101
                  - Elimination of construction contract revenue earned
                    by Constellation Service Companies in connection with
                    operations that are not expected to have a continuing
                    impact on the Company                                                   (3,084)
                  - Elimination of construction contract costs incurred
                    by Constellation Service Companies in connection with
                    operations that are not expected to have a continuing
                    impact on the Company                                                    2,997
                  - Addition of net overhead costs not included in
                    historical costs and expected to have a continuing
                    impact on the Company                                                     (255)
                  - Addition of interest expense on indebtedness issued
                    by one of the Service Companies to the Company at a
                    rate of 10.0% per annum                                                   (150)
                  - Depreciation expense on personal property of $583
                    over a 5-year useful life                                                  (87)
                  - Adjustment to Constellation Service Companies'
                    historical depreciation and amortization                                   131
                  - To reflect income tax benefit at an assumed rate of
                    40%                                                                        176
                  - To reflect minority interest in Service Companies                          (82)
                  - To reflect adjustment for purchase price of Service
                    Companies to pro forma net income over 20 years                            (40)
                                                                                       -----------
                                                                                       $      (293)
                                                                                       -----------
                                                                                       -----------

(C) Reflects the effects of the historical operations of the Airport XXI Property prior to its acquisition on February 23, 1999.

(D) Reflects the effects of the historical operations of the Parkway Crossing Properties prior to their acquisition on April 16, 1999.

(E) Reflects the effects of the historical operations of the Commons Corporate Properties prior to their acquisition on April 28, 1999.

(F) Reflects the effects of the historical operations of the Maryland Retail Property and the Midwest Retail Properties.

For the Year Ended December 31, 1998


                                                     Maryland        Maryland         Midwest
                                                      Retail          Retail           Retail
                                                     Property        Property        Properties
                                                  1/1/98 through  9/28/98 through  1/1/98 through
                                                     9/27/98         12/31/98         12/31/98        Combined
Revenues
    Base rents                                       $   (1,118)     $     (438)     $  (1,551)      $  (3,107)
    Tenant reimbursements and other                        (250)           (222)           (28)           (500)
                                                     ----------      ----------      ---------       ---------
              Total revenues                             (1,368)           (660)        (1,579)         (3,607)
                                                     ----------      ----------      ---------       ---------
Expenses
    Property operating                                     (349)           (112)              -           (461)
    General and administrative                                 -               -              -               -
    Interest                                                   -               -              -               -
    Depreciation and amortization                              -               -              -               -
                                                     ----------      ----------      ---------       ---------
              Total expenses                               (349)           (112)              -           (461)
                                                     ----------      ----------      ---------       ---------
Income before minority interests                     $   (1,019)     $     (548)     $  (1,579)      $  (3,146)
                                                     ----------      ----------      ---------       ---------
                                                     ----------      ----------      ---------       ---------


For the Three Month Period Ended March 31, 1999


                                                                   Maryland          Midwest
                                                                    Retail            Retail
                                                                   Property         Properties
                                                                1/1/99 through    1/1/99 through
                                                                    1/22/99        date of sale       Combined
Revenues
    Base rents                                                     $     (101)     $    (292)        $    (393)
    Tenant reimbursements and other                                         91            (5)               86
                                                                   -----------     ---------         ---------
              Total revenues                                              (10)          (297)             (307)
                                                                   -----------     ---------         ---------
Expenses
    Property operating                                                    (42)              -              (42)
    General and administrative                                               -              -                 -
    Interest                                                                 -              -                 -
    Depreciation and amortization                                            -              -                 -
                                                                   -----------     ---------         ---------
              Total expenses                                              (42)              -              (42)
                                                                   -----------     ---------         ---------
Income before minority interests                                   $        32     $    (297)        $    (265)
                                                                   -----------     ---------         ---------
                                                                   -----------     ---------         ---------


(G)      Reflects the effects of the historical operations of the Timonium
         Properties.

(H) Reflects interest income on the Company's $2,005 note receivable from one of the Service Companies at a rate of 10.0% per annum.

(I) Reflects the reduction in management fees as a result of the Glacier Acquisition.

(J) Reflects additional general and administrative costs as a result of the Constellation Transaction. Such costs are expected to have a continuing impact on the Company.

(K) Represents net additional pro forma interest expense as a result of the Company's net additional borrowings as follows:


                                                                                     For the Year         For the Three
                                                                                        Ended             Month Period
                        Adjustment to interest expense, net of related               December 31,            Ended
                        historical amounts, as a result of:                             1998             March 31, 1999
                        -----------------------------------                             ----             --------------

                Revolving Credit Facility based upon a pro forma balance of
                $99,200, bearing interest on the outstanding balance at LIBOR plus 175 basis points, assuming a LIBOR rate of 4.95% per annum, net of capitalized interest on the Company's construction
                properties and subject to a fee of 25 basis points per annum on the unused balance.
                                                                                      $      4,897         $        546
                Debt assumed in connection with the acquisition of the Fairfield
                Properties, which debt bears interest at a rate of 8.29% per annum. Such debt is amortized in
                accordance with the loan terms.                                                215                    -

                Debt assumed in connection with the Constellation Transaction, based upon an initial pro forma aggregate balance of $30,904, which debt bears interest at average effective rate of 7.39% per annum, assuming a LIBOR rate of 4.95% per annum and a Prime rate of 7.75% per annum. Such debt is amortized in accordance with each loan's respective terms.
                                                                                             1,481                    -
                Debt assumed in connection with the Parkway Crossing Properties, based upon a pro forma aggregate balance, recorded at fair value aggregating $5,097, which debt bears interest at average
                effective rate of 7.66% per annum, assuming a Prime rate of
                7.75% per annum. Such debt is amortized in accordance with each loan's respective terms.
                                                                                               390                   97
                Debt pay downs aggregating $7,387 in connection with the
                disposition of the Midwest Retail Properties, which debt bears interest at fixed rates ranging from 7.75% per annum to 9.50 %
                per annum. Such debt is amortized in accordance with the loan terms.
                                                                                             (671)                (121)


                                                                                 For the Year        For the Three
                                                                                   Ended             Month Period
                                                                                 December 31,           Ended
                                                                                    1998             March 31, 1999
                                                                                    ----             --------------

                Debt pay down of $9,513 in connection with the disposition of the Maryland Retail Property, which debt bears interest at a fixed rate of 7.50% per annum. Such debt is amortized in
                accordance with the loan
                terms.                                                                 (697)                 (41)

                TIAA Loan based upon a pro forma balance of $85,000, amortized in accordance with the loan terms, and which debt bears interest at 6.89% per annum.
                                                                                      4,750                    -
                                                                                  ---------         ------------
                                                                                  $  10,365         $        481
                                                                                  ---------         ------------
                                                                                  ---------         ------------

(L) Pro forma depreciation expense is reflected assuming an 80% building and 20% land allocation of the purchase price and capitalized costs over a useful life of 40 years. Pro forma amortization expense is reflected assuming pro forma deferred financing fees are amortized over the life of the related loan.


                                                                                                  For the Three
                                                                             For the Year         Month Period
                        Adjustment to depreciation and                         Ended                  Ended
                        amortization expense, net of related historical      December 31,           March 31,
                        amounts, as a result of:                                 1998                  1999
                                                                                 ----                  ----

         Depreciation expense:
                Airport Square Properties                                       $        464      $          -

                Fairfield Properties                                                     240                 -

                Constellation Transaction, including the Additional
                Constellation Properties                                               2,731                 -

                Riverwood Property                                                       322                 -

                Centerpoint Properties                                                   529                 -

                Gateway Acquisition Properties                                           347                 -

                Airport XXI Property                                                     135                22

                Parkway Crossing Properties                                              190                48

                Commons Corporate Properties                                             518               129

                Timonium Properties                                                      580               145


                                                                                                     For the Three
                                                                                For the Year         Month Period
                                                                                    Ended                Ended
                                                                                December 31,           March 31,
                                                                                     1998                1999
                                                                                ------------      ------------
                Midwest Retail Properties                                              (342)              (60)

                Maryland Retail Property                                               (337)              (16)

         Amortization of deferred financing fees related to:
                Revolving Credit Facility                                                183                 -

                TIAA Loan                                                                 64                 -

                Assumed debt in connection with Fairfield Properties
                                                                                           1                 -
                Retired debt in connection with Midwest Retail
                Properties                                                               (4)               (1)

                Retired debt in connection with Maryland Retail Property
                                                                                         (1)                 -
                                                                                ------------      ------------
                                                                                $      5,620      $        267
                                                                                ------------      ------------
                                                                                ------------      ------------


(M) Costs (i) relating to the reformation of the Company aggregating $637 for the year ended December 31, 1998 and (ii) relating to the gain on sale of real estate properties and the extraordinary item due to loss on early extinquishment of debt aggregating $986 and $694, respectively, for the three month period ended March 31, 1999, have been excluded since such costs are not expected to have a continuing impact on the Company.

(N) Reflects the effects of contribution of net assets received in exchange for Units in the Operating Partnership. The following table presents the calculation of the post closing percentage ownership of Common Units in the Operating Partnership (i.e. not including Preferred Units):


                                                     Company                  Others                Total
                                               ---------------------    -------------------    -----------------
         Common Units - pre closing                    600,000                 2,581,818             3,181,818
         Offering                                    7,500,000                         -             7,500,000
         Constellation Transaction,
         including the Additional
         Constellation Properties                    7,030,793                         -             7,030,793
         Riverwood Property                                  -                   148,381               148,381
         Gateway Acquisitions                                -                         1                     1
         Glacier Acquisition                                 -                   200,000               200,000
         Parkway Crossing Properties                         -                   326,768               326,768
         Commons Corporate Properties                        -                         7                     7
                                                    ----------                 ---------            ----------
         Common Units - post closing                15,130,793                 3,256,975            18,387,768
                                                    ----------                 ---------            ----------
                                                    ----------                 ---------            ----------
         Percentage ownership                             82.3%                     17.7%                100.0%
                                                    ----------                 ---------            ----------
                                                    ----------                 ---------            ----------

         Minority interest in income (loss) has been reflected, on a pro forma basis, in accordance with the Operating Partnership Agreement. The holders of Preferred Units are allocated income up to (i) 6.5% (Preferred 1997 Units); (ii) 5.5% (Preferred 1998 Units) and (iii) 9.0% (Preferred 1999 Units) of their investment on a pari passu basis with remaining income, if any, or loss allocated between the Company (82.3%) and the remaining partners (17.7%). The net income allocated to common shareholders in the pro forma statements of operations was computed as follows:


                                                                                                   For the Three
                                                                              For the Year           Month Period
                                                                                  Ended                  Ended
                                                                              December 31,             March 31,
                                                                                  1998                   1999
                                                                                  ----                   ----
               Income before minority interests                              $      15,138         $        5,469
               Less: pro forma income (loss) from the retail
                      properties directly owned by the Company                         107                   (46)
                                                                             -------------         --------------
               Income before minority interest
                      - Operating Partnership                                       15,245                  5,423
               Less: Preferred 1997 Unitholders
                      - $52,500 @ 6.5%                                             (3,412)                  (853)
               Less: Preferred 1998 Unitholders/Shareholders
                      - $24,608 @ 5.5%                                             (1,353)                  (338)
               Less: Preferred 1999 Unitholders/Shareholders
                      - $25,000 @ 9.0%                                              (2,250)                  (563)
                                                                             -------------         --------------
               Remaining Operating Partnership allocation                            8,230                  3,669
               Less: Pro forma minority share
                      - Common Units (17.7%)                                       (1,458)                  (650)
                                                                             -------------         --------------
               Remaining Operating Partnership allocation  (82.3%)                   6,772                  3,019
               Add back: pro forma income (loss) from retail
                     properties directly owned by the Company                        (107)                     46
                                                                             -------------         --------------
               Net income allocated to Common Shareholders                   $       6,665         $        3,065
                                                                             -------------         --------------
                                                                             -------------         --------------

                        REPORT OF INDEPENDENT ACCOUNTANTS



To Corporate Office Properties Trust

We have audited the accompanying combined statement of revenue and certain expenses of the Commons Corporate Properties (the "Properties") as described in
Note 1 for the year ended December 31, 1998. This historical statement is the responsibility of the Properties' management; our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Properties' revenue and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in
Note 2, of the Commons Corporate Properties for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP



1301 K Street NW, 800W
Washington, DC
May 28, 1999

                          COMMONS CORPORATE PROPERTIES
                 COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998
                                     -------


Revenue:
        Base rents                                                        $3,381,713
        Tenant reimbursements                                                264,207
        Interest income                                                        9,451
                                                                          ----------

                  Total revenue                                            3,655,371
                                                                          ----------
Certain expenses:
        Property operating                                                   518,543
        Repairs and maintenance                                              324,527
                                                                          ----------

                  Total certain expenses                                     843,070
                                                                          ----------

Revenue in excess of certain expenses                                     $2,812,301
                                                                          ----------
                                                                          ----------

                          COMMONS CORPORATE PROPERTIES
         NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998
                                     -------


1.       BUSINESS:

         The accompanying combined statement of revenue and certain expenses relates to the operations of Commons Corporate Properties (the "Properties"), consisting of the revenue and certain expenses of eight office buildings totaling approximately 250,000 square feet, located in Linthicum, Maryland.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION:

         The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties. The statement is not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, interest expense, and management fees, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Properties, have been excluded.

         REVENUE AND EXPENSE RECOGNITION:

         Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

         USE OF ESTIMATES:

         The preparation of this historical statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

         MAJOR TENANT:

         During 1998, 56% of the Properties' total rental revenue was earned from three major tenants, each of which amounted to over 10% of total rental revenue. Rental revenue earned from these three tenants for the year ended December 31, 1998 was approximately $955,000, $586,000 and $361,000, respectively.

                          COMMONS CORPORATE PROPERTIES
           NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998


3.       RENTALS:

         The Properties have entered into non-cancelable tenant leases, with expiration dates ranging from 1999 to 2008. Such leases provide that tenants will share in operating expenses and real estate taxes on a prorata basis, as defined in the leases. Future minimum rentals to be received under these tenant leases are as follows:


             1999                                       $3,668,619
             2000                                        3,218,982
             2001                                        1,695,114
             2002                                        1,398,945
             2003                                          615,861
             2004 and thereafter                         1,157,695
                                                       -----------

                                                       $11,755,216
                                                       -----------
                                                       -----------

                          COMMONS CORPORATE PROPERTIES
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                   For the Three Months Ended March 31, 1999
                                    -------





Revenue:
        Base rents                                                      $904,472
        Tenant reimbursements                                             76,228
        Interest income                                                    1,915
                                                                        --------

                 Total revenue                                           982,615
                                                                        --------
Certain expenses:
        Property operating                                               123,361
        Repairs and maintenance                                          104,673
                                                                        --------

                 Total certain expenses                                  228,034
                                                                        --------

Revenue in excess of certain expenses                                   $754,581
                                                                        --------
                                                                        --------

                        REPORT OF INDEPENDENT ACCOUNTANTS



To Corporate Office Properties Trust

We have audited the accompanying combined statement of revenue and certain expenses of the Timonium Properties (the "Properties") as described in Note 1 for the year ended December 31, 1998. This historical statement is the responsibility of the Properties' management; our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Properties' revenue and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in
Note 2, of the Timonium Properties for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP



1301 K Street NW, 800W
Washington, DC
June 4, 1999

                               TIMONIUM PROPERTIES
              COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998
                                     -------


Revenue:
        Base rents                                                    $4,191,578
        Tenant reimbursements                                            102,185
        Miscellaneous income                                               2,491
                                                                      ----------

                   Total revenue                                       4,296,254
                                                                      ----------
Certain expenses:
        Property operating                                               371,873
        Repairs and maintenance                                          803,753
                                                                      ----------

                   Total certain expenses                              1,175,626
                                                                      ----------

Revenue in excess of certain expenses                                 $3,120,628
                                                                      ----------
                                                                      ----------

                               TIMONIUM PROPERTIES
           NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998
                                     -------


1.       BUSINESS:

         The accompanying statement of revenue and certain expenses relates to the operations of the Timonium Properties (the "Properties"), consisting of the revenue and certain expenses of two buildings totaling approximately 230,000 square feet, located in Timonium, Maryland.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION:

         The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties. The statement is not representative of the actual operations of the Properties for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, interest expense and management fees, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Properties, have been excluded.

         REVENUE AND EXPENSE RECOGNITION:

         Revenue is recognized on a straight-line basis over the terms of the related lease. Expenses are recognized in the period in which they are incurred.

         USE OF ESTIMATES:

         The preparation of this historical statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

         MAJOR TENANTS:

         During 1998, 39% of the Properties' total rental revenue was earned from two major tenants, each of which amounted to over 10% of total rental revenue. Rental revenue earned from these two tenants for the year ended December 31, 1998 was approximately $1,107,000 and $515,000, respectively.

                               TIMONIUM PROPERTIES
           NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                      For the Year Ended December 31, 1998
                                     -------


3.       RENTALS:

         The Properties have entered into non-cancelable tenant leases, with expiration dates ranging from 1999 to 2004. Such leases provide that tenants will share in operating expenses and real estate taxes on a prorata basis, as defined in the leases. Future minimum rentals to be received under these tenant leases are as follows:


                 1999                                     $   4,091,267
                 2000                                         3,116,018
                 2001                                         2,239,122
                 2002                                         1,940,328
                 2003                                         1,573,682
                 2004                                           737,365
                                                            -----------

                                                            $13,697,782
                                                            -----------
                                                            -----------

                              TIMONIUM PROPERTIES
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                   For the Three Months Ended March 31, 1999
                                    -------


Revenue:
        Base rents                                                    $1,041,042
        Tenant reimbursements                                             33,886
        Miscellaneous income                                                 190
                                                                      ----------

                      Total revenue                                    1,075,118
                                                                      ----------
Certain expenses:
        Property operating                                                88,576
        Repairs and maintenance                                          218,035
                                                                      ----------

                      Total certain expenses                             306,611
                                                                      ----------

Revenue in excess of certain expenses                                   $768,507
                                                                      ----------
                                                                      ----------